EXHIBIT 23.3

                      CONSENT OF MOORE STEPHENS TILLER LLC
                    (formerly Tiller, Stewart & Company LLC)


         As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File No.333-69175 on Form S-8.


/s/  MOORE STEPHENS TILLER LLC

Savannah, Georgia
March 20, 2000